Exhibit 99.1

Commerce Union Bancshares, Inc. Approved to Trade on Nasdaq

Nasdaq Stock Symbol - CUBN

BRENTWOOD, Tenn.--(BUSINESS WIRE)--July 6, 2015--Commerce Union Bancshares, Inc. announced today that received approval for its stock to trade on The Nasdaq Stock Market. Commerce Union’s stock will begin trading on The Nasdaq Stock Market effective July 7, 2015 under the stock symbol CUBN.

“We are pleased to announce that Commerce Union Bancshares’ stock will begin trading on The Nasdaq Stock Market effective July 7th,” stated William R. DeBerry, Chairman and Chief Executive Officer. “We believe the Nasdaq listing will provide increased visibility for our company with investors and increased marketability of our shares for our stockholders.”

Commenting on the listing, DeVan Ard, President of Commerce Union stated, “The Nasdaq listing represents an important milestone in our combination of Commerce Union and Reliant banks. The merger strengthened our capital base, increased our lending limits, expanded the reach of our combined banks and improved our operating synergies. We believe the Nasdaq listing highlights our continued progress to build long-term shareholder value by combining our resources.”

About Commerce Union Bancshares, Inc. and Commerce Union Bank

Commerce Union Bank is a full-service commercial bank that offers a variety of deposit, lending and mortgage products and services to business and consumer customers located in Davidson, Robertson, Rutherford, Sumner and Williamson Counties, Tennessee. Commerce Union Bancshares’ stock is traded on The Nasdaq Stock Market under the symbol “CUBN.” For additional information, locations and hours of operation, please visit www.commerceunionbank.com.

Forward-Looking Statements

Statements in this press release relating to Commerce Union Bancshares’ plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “possible,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. The Company’s actual results in future periods may differ materially from those indicated by forward-looking statements due to various risks and uncertainties. These risks and uncertainties are described in greater detail under “Risk Factors” in the Company’s most recent annual report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and the Company does not assume any responsibility to update these statements.

CONTACT:
Commerce Union Bank
DeVan Ard, 615-221-2020
President and Chief Executive Officer
or
Commerce Union Bancshares, Inc.
Ron DeBerry, 615-433-7200
Chairman and Chief Executive Officer